SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               April 6, 1999
                     (Date of earliest event reported)

                        PEERLESS SYSTEMS CORPORATION
           (Exact name of Registrant as specified in its charter)


       Delaware                   000-21287                  95-3732595
      (State of              (Commission File No.)         (IRS Employer
    incorporation or                                     Identification No.)
     organization)


                           2381 Rosecrans Avenue
                               El Segundo, CA
                  (Address of principal executive offices)


                                   90245
                                 (zip code)


                               (310) 536-0908
            (Registrant's telephone number, including area code)



Item 5.     Other Events.

            On April 6, 1999, Peerless Systems Corporation, a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999 (the "Merger Agreement"), by and among the Registrant, Auco Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Sub"), and Auco, Inc., a California corporation ("Auco"), pursuant to which Sub will merge with and into Auco (the "Merger"), with Auco remaining as the surviving corporation in the Merger.

            Upon the consummation of the Merger, (a) each outstanding share of common stock, par value $0.001 per share, of Auco (the "Auco Common Stock") will be converted into the right to receive .2585 of a share fully paid and nonassessable share of common stock, par value $0.001 per share, of the Registrant (the "Peerless Common Stock"), and (b) each outstanding option to purchase Auco Common Stock under Auco's employee stock option plans will be assumed by the Registrant.

            Consummation of the Merger remains subject to certain conditions, including the approval of the issuance of the Peerless Common Stock by the stockholders of the Registrant and the approval of the Merger by the shareholders of Auco. The Merger is expected to be accounted for as a pooling of interests. A copy of the Merger Agreement and exhibits thereto is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

Item 7.     Exhibits.
------      ---------

2.1 Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999, by and among the Registrant, Auco Merger Sub, Inc., and Auco, Inc., together with exhibits thereto.

99.1        Press Release of the Registrant, dated April 6, 1999.



                                 SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                              PEERLESS SYSTEMS CORPORATION


                              By: /s/ Ed Gavaldon
                                 ____________________________
                              Name:  Ed Gavaldon
                              Title: Chief Executive Officer


Date:  April 20, 1999



                               EXHIBIT INDEX


Exhibit     Description
-------     -----------

2.1 Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999, by and among the Registrant, Auco Merger Sub, Inc., and Auco, Inc. together with exhibits thereto.

99.1        Press Release Peerless Systems Corporation, dated April 6,
            1999.